Exhibit 99.2

Non-GAAP Reconciliation The following slide includes for Delta Topco Limited, the parent company of Formula 1, a presentation of Adjusted EBITDA together with reconciliations to operating profit as determined under International Financial Reporting Standards, as adopted by the EU, and applicable law (collectively “GAAP”). Adjusted EBITDA is a non-GAAP financial measure. We refer to Delta Topco Limited herein as “Formula 1” or “F1”. In determining Adjusted EBITDA, specific items are excluded from the GAAP measures of cost of sales and administrative expenses, resulting in the identification of alternative non-GAAP measures called "Adjusted Cost of Sales" and "Selling, General and Administrative Expenses". Formula 1 defines Adjusted EBITDA as operating profit less depreciation and amortization charges, with further adjustment to add back amortizing charges for historic contractual payments which were fully cash settled in past periods, stock-based compensation expenses of the Delta Topco Option Scheme, and exceptional and advisory costs incurred in connection with the group's ownership or capital structure that are included in the measurement of operating profit under GAAP. Formula 1 uses various non-GAAP measures both as key indicators of performance and, in conjunction with other criteria, to assess business performance and make decisions about allocating resources across the group. In addition, this measure allows for better comparison of results against prior periods and aids the understanding of underlying performance. As Adjusted EBITDA, Adjusted Cost of Sales and Selling, General and Administrative Expenses are non-GAAP measures, accordingly they should be considered in addition to, but not as a substitute for other GAAP-based measures such as operating profit, cost of sales and administrative expenses. Please refer to the Liberty Media Definitive Proxy Statement filed 12/9/2016 for additional information and reconciliations of the non-GAAP financial measures Adjusted Cost of Sales and Selling, General and Administrative Expenses to cost of sales and administrative expenses, respectively.

F1 Consolidated EBITDA Reconciliation

($ in millions)	2013A	2014A	2015A	Sept LTM
	Calendar Year End December 31			
Revenue	**$1,639**	**$1,702**	**$1,697**	**$1,734**
% Growth		*3.9%*	*(0.3%)*	
Team Payments	($798)	($863)	($904)	($928)
Other COGS	(308)	(295)	(263)	(281)
Gross Profit	**$533**	**$543**	**$530**	**$525**
% gross margin	*32.5%*	*31.9%*	*31.2%*	*30.3%*
Administrative Expenses	($116)	($190)	($213)	($160)
Other Losses	(0)	0	(0)	(0)
Operating Profit	**$417**	**$354**	**$317**	**$365**
% margin	*25.4%*	*20.8%*	*18.7%*	*21.1%*
Add: Amortization of Intangible Assets	$16	$16	$16	$16
Add: Depreciation of PP&E	5	4	3	3
EBITDA	**$438**	**$374**	**$337**	**$384**
% margin	*26.7%*	*22.0%*	*19.8%*	*22.1%*
Team Payment Fee Amortization	$21	$20	$20	$20
Championship Rights' Prepayment Amortization	3	3	3	3
Other Contractual Payment Amortization	4	4	4	4
Delta Topco Option Scheme Charge - MEP	6	76	98	32
One-off Advisory, Professional and Other Fees	6	4	–	8
Reclassification of Cumulative Foreign Currency Exchange Differences	–	–	1	–
Adjusted EBITDA(1)	**$478**	**$481**	**$464**	**$451**
% margin	*29.2%*	*28.3%*	*27.3%*	*26.0%*
(-) One-Off Receipt from F1 Teams	($14)	–	–	–
+/(-) FX Revaluation (gains)/losses	(1)	6	(4)	5
+ CVC Monitoring Costs	2	2	2	1
+ Holding Company Costs	5	2	2	3
+ Out-of-Period Revenue Adjustment(2)	–	–	–	11
(-) Out-of-Period Holiday Pay Accrual Adjustment(3)	–	–	–	(1)
(-) Team Payment True-Up for Out-of-Period Adjustments	–	–	–	(5)
Total Permitted EBITDA Adjustments for Covenant Calculation	($8)	$10	($0)	$15
Consolidated EBITDA(4)	**$470**	**$491**	**$463**	**$466**

Source: Liberty Media proxy filing and unaudited results for the twelve months ending 9/30/2016 obtained from monthly management reporting; LTM figures include a team payment contingency that gets trued up for presentation of year-end financials.

Note: Please see "Important Note Regarding Formula 1 Financial Information" at the beginning of this slide presentation. Financial information presented for F1 only; does not represent financial information for Formula One Group. For additional financial detail, investors are encouraged to carefully review the detail breakdowns set forth in the proxy statement filed by Liberty Media with the U.S. Securities and Exchange Commission relating to the acquisition. Financial information (including reconciliations) presented, or obtained from financial information presented, in accordance with International Financial Reporting Standards as adopted by the EU. Figures may not sum due to rounding.

(1) Per Liberty Media definitive proxy statement filed 12/9/2016.

(2) Revenue and associated team payment expense from sale of a property in Dubai recorded in ancillary income recognized in June 2015 in Liberty Media proxy filing; originally recognized in December 2015 for management reporting purposes.

(3) Holiday pay accrual recognized quarterly in Liberty Media proxy filing beginning in September 2016; historically recognized accrual for holiday pay at year-end for management reporting purposes.

(4) Per F1 covenant calculation management reporting.

2